Exhibit 99.1

Alzamend Neuro Reports Annual 2025 Financial Results and Provides Update on Clinical Programs

•	During the year ended April 30, 2025, net cash provided by financing activities was $10.4 million
•	Stockholder equity of $4.0 million at April 30, 2025, including $3.9 million of cash
•	In May 2025, Alzamend dosed the first patient for the healthy human patients for the AL001 “Lithium in Brain” Studies at Massachusetts General Hospital
•	In June 2025, Alzamend completed the final closing of its $5 million private placement months ahead of schedule

ATLANTA, GA, July 23 , 2025 -- Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend”), a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s disease (“Alzheimer’s”), bipolar disorder (“BD”), major depressive disorder (“MDD”) and post-traumatic stress disorder (“PTSD”), reported its financial results for the year ended April 30, 2025, which were disclosed on an annual report on Form 10-K filed on July 22, 2025, with the Securities and Exchange Commission. Alzamend has strengthened its financial position, reflecting a strategic focus on fiscal prudence and effective capital management. Key financial highlights include:

•	Net cash provided by financing activities of $10.4 million for the year ended April 30, 2025;
•	Stockholder equity of $3.9 million at April 30, 2025, compared to a stockholder deficit of $2.6 million at April 30, 2024;
•	Cash of $3.9 million at April 30, 2025, compared to $0.4 million at April 30, 2024; and
•	Total liabilities of $0.6 million at April 30, 2025, compared to $3.2 million at April 30, 2024.

Earlier this year, Alzamend entered into a Securities Purchase & Exchange Agreement (the “Agreement”) with a sophisticated investor (the “Investor”), pursuant to which Alzamend agreed to sell to the Investor up to 500 shares of Series C Convertible Preferred Stock (the “Preferred Stock”) and 111,111 warrants (the “Warrants”) to purchase shares of Alzamend’s common stock for a total purchase price of up to $5 million, less a five percent (5%) discount (the “Financing”) in seven monthly tranche closings (a “Tranche Closing”), starting in April 2025, with the Investor having the ability, in its sole discretion, to purchase Preferred Stock prior to the dates set for each Tranche Closing.

Subsequent to our year ended April 30, 2025, the Investor accelerated the purchase of an additional $4.0M of Preferred Stock, completing the Financing on June 13, 2025, months ahead of the originally scheduled final Tranche Closing of October 2025. With these additional net proceeds from this Financing received, Alzamend’s financial position has further improved, and Alzamend would receive additional proceeds should the Investor exercise the Warrants.

“The successful completion of this Financing, months ahead of schedule, reflects confidence in our mission and strong belief in our vision,” said Stephan Jackman, Chief Executive Officer of Alzamend. “The capital raised will be used to support the five Phase II clinical trials of AL001 “Lithium in Brain” Studies in partnership with Massachusetts General Hospital and Harvard Medical School.”

Strategic Clinical Advancements

Alzamend is advancing treatments for Alzheimer’s, BD, MDD and PTSD, led by its novel drug candidate AL001, a lithium-salicylate/L-proline cocrystal designed for safer, more effective lithium therapy. Preclinical and nonclinical studies show AL001 achieves higher brain lithium concentrations with less toxicity, even at lower doses, compared to standard lithium carbonate treatments.

In August 2024, Alzamend teamed with Massachusetts General Hospital and Harvard Medical School for five Phase II imaging trials, comparing lithium distribution of AL001 to standard lithium in both healthy subjects and patients with Alzheimer’s, BD, MDD and PTSD. To support these trials, Alzamend commissioned Tesla Dynamic Coils to develop a specialized head coil for high-resolution lithium brain imaging, which was finalized in February 2025. The first of five clinical trials began in May 2025 with healthy volunteers, which will assess AL001’s brain/plasma pharmacokinetics, safety, and distribution compared to lithium carbonate. Topline results are expected by year-end 2025, with follow-up trials in BD, MDD, PTSD and Alzheimer’s launching through early 2026.

Our secondary therapeutic drug candidate, ALZN002, is a proprietary “active” immunotherapy product, which means it is produced by each patient’s immune system. ALZN002 uses autologous dendritic cells engineered to target amyloid-beta proteins, aiming for safe, long-lasting reduction of beta-amyloid plaques—unlike antibody-based approaches that rely on foreign products.

In April 2023, we initiated a Phase I/IIA clinical trial for ALZN002 to evaluate its safety, tolerability, and efficacy in 20-30 patients with mild to moderate Alzheimer’s, comparing multiple ascending doses to a placebo. The trial’s primary aim is to determine the optimal ALZN002 dose for a future Phase IIB safety and efficacy trial. In February 2024, our contract research organization (“CRO”) terminated our agreement. We are actively working to engage a new CRO, but the process has been slower than expected due to the trial’s scientific and operational complexities, a limited pool of CROs with the necessary expertise and capacity, and industry-wide challenges, including a shortage of experienced providers and high demand for specialized trial management.

“We are deeply grateful for the unwavering support of our stockholders and are steadfast in our commitment to maintaining transparency as we drive forward in our mission to deliver breakthrough therapies for the over 43 million Americans affected by Alzheimer’s, BD, MDD and PTSD,” said Mr. Jackman. “While recent market fluctuations have challenged our stock performance, I am confident that our upcoming studies will significantly advance our product candidates and enhance stockholder value.”

About Alzamend Neuro

Alzamend Neuro is a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s, BD, MDD and PTSD. Our mission is to rapidly develop and market safe and effective treatments. Our current pipeline consists of two novel therapeutic drug candidates, AL001 - a patented ionic cocrystal technology delivering lithium via a therapeutic combination of lithium, salicylate and L-proline, and ALZN002 - a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s. Both of our product candidates are licensed from the University of South Florida Research Foundation, Inc. pursuant to royalty-bearing exclusive worldwide licenses.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Alzamend undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect Alzamend’s business and financial results are included in Alzamend’s filings with the U.S. Securities and Exchange Commission. All filings are available at www.sec.gov and on Alzamend’s website at www.Alzamend.com.

Contacts:

Email: Info@Alzamend.com or call: 1-844-722-6333